UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2007
CKX, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17436	27-0118168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if
Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On June 18, 2007, CKX, Inc., a Delaware corporation (“CKX” or the “Company”) declared and transferred into trust for the benefit of its stockholders a dividend consisting of 25% of the common shares in FX Luxury Real Estate Inc., a Delaware corporation (“FXLRE Corp”), payable to CKX shareholders of record on the Record Date (as defined below).
As previously disclosed, on June 1, 2007 the Company acquired 50% of FX Luxury Realty LLC, a Delaware limited liability company engaged in the ownership and development of real estate-based projects (“FXLR”), for cash consideration of $100 million (the “FXLR Investment”). Under the terms of the purchase agreement governing the FXLR Investment (the “FXLR Investment Agreement”), the Company agreed to distribute one-half of its interests in FXLRE Corp (as successor to FXLR), representing 25% of the outstanding common stock thereof, to its stockholders through a registered distribution, on the basis of one share of FXLRE Corp for each CKX share held by such stockholders as of a to be determined record date. The shares of FXLRE Corp to be distributed to CKX stockholders will be acquired in exchange for the contribution of FXLR membership interests in the Reorganization (as defined below).
Though stockholders will not receive the shares in FXLRE Corp until the Payment Date (as defined below), the Company elected to immediately declare the dividend and transfer the corresponding equity to two trusts formed for the benefit of CKX stockholders, as more fully described below.
The Company has determined that the record date for the distribution will be the date that is ten (10) days following the date on which a registration statement with respect to the shares is declared effective by the Securities and Exchange Commission (the “SEC”), as further described below (the “Record Date”) and the payment date is expected to be ten (10) days following the Record Date (the “Payment Date”).
Prior to declaring the dividend, the Company formed two trusts:
•	The CKX FXLR Stockholder Distribution Trust I (“Distribution Trust I”), formed to hold the dividend property for the benefit of certain named CKX executive officers who are stockholders of CKX pending distribution on the Payment Date; and

•	The CKX FXLR Stockholder Distribution Trust II (“Distribution Trust II” and, together with Distribution Trust I, the “Distribution Trusts”), formed to hold the FXLR equity interests for the benefit of CKX stockholders as of the Record Date pending distribution on the Payment Date.
The Company formed two trusts, rather than one, to protect the treatment of the Reorganization (as defined below) as a tax-free contribution under Section 351 of the Internal Revenue Code. The terms of the two trusts are nearly identical and both were formed solely to hold the FXLR equity pending distribution to CKX stockholders on the Payment Date.
Upon declaration of the dividend, the Company made the following irrevocable assignments and transfers:

•	the Company irrevocably transferred and assigned a 9.5 percent interest in FXLR to Distribution Trust I (the “FXLR Transfer”);

•	the Company contributed a 15.5 percent interest in FXLR to FXLRE Corp in exchange for shares of FXLRE Corp (the “FXLRE Shares”) as step one in the previously disclosed plan to reorganize FXLR into a c-corp prior to the distribution of its equity interests to CKX stockholders (the “FXLRE Formation”); and

•	the Company irrevocably transferred and assigned the FXLRE Shares to Distribution Trust II (the “FXLRE Corp Transfer”).
Following these transfers, CKX continues to own 25% of the outstanding common equity interests of FXLR, Distribution Trust I owns 9.5% of FXLR, FXLRE Corp owns 15.5% of FXLR and Flag Luxury Properties LLC (“FLP”) owns the remaining 50% of FXLR. FXLRE Corp is wholly-owned by Distribution Trust II. CKX no longer has any interest in or control over the equity transferred to the Distribution Trusts. The interests as between Distribution Trust I and FXLRE Corp are subject to adjustment to ensure pro rata distribution of the equity securities being distributed pursuant to the dividend once the total number of outstanding shares of CKX as of the Record Date is known.
The Distribution Trusts will hold the equity interests until the registration statement that FXLR plans to file with the SEC is declared effective by the SEC and the Record Date and Payment Dates occur. Just prior to the Payment Date, (a) each of the Company, FLP and Distribution Trust I will convert their interests in FXLR into shares of FXLRE Corp, and (b) the number of shares of FXLRE Corp held by each of the Distribution Trusts will be the number of shares necessary to distribute on the Payment Date one share of FXLRE Corp stock for each share of Company common stock held by CKX stockholders as of the Record Date (collectively with the FXLRE Formation, the “Reorganization”).
In order to effect the FXLR Transfer and FXLRE Corp Transfer to the Distribution Trusts, the Amended and Restated Limited Liability Company Operating Agreement of FXLR (the “FXLR Operating Agreement”) was amended to allow for Distribution Trust I and FXLRE Corp to become additional members of FXLR and to permit a reallocation of interests in FXLR held by Distribution Trust I and FXLRE Corp at the time of the Reorganization to ensure that, on the Payment Date, each CKX stockholder receives one share of FXLRE Corp for each share of CKX common stock held on the Record Date.
The FXLR Investment Agreement was also amended to reflect the fact that the Reorganization will occur in two steps and to permit a reallocation of interests in FXLR held by Distribution Trust I and FXLRE Corp at the time of the Reorganization to ensure that, on the Payment Date, each CKX stockholder receives one share of FXLRE Corp for each share of CKX common stock held on the Record Date
As previously disclosed by the Company, the distribution is intended to allow current CKX stockholders to share directly in the continued growth and exploitation of the existing Elvis Presley and Muhammad Ali intellectual property rights and assets, more specifically in the areas to be pursued by FXLRE Corp (as successor to FXLR) in accordance with the terms of the previously described license agreements between FXLR and affiliates of CKX.

About FXLR
FXLR owns a 50% interest in entities that own and control 17.72 contiguous acres of land located at the corner of Harmon and Las Vegas Boulevard in Las Vegas, Nevada (the “Park Central Properties”) and has entered into a binding agreement to acquire the other 50% of such entities. The acquisition of the remaining 50% of such entities, which will give FXLR 100% ownership and control of the Park Central Properties, is expected to close no later than July 29, 2007.
FXLR intends to evaluate and pursue a retail, hotel, commercial and residential development project on the Park Central Properties. In addition, FXLR will pursue similar real estate and attraction based projects throughout the world, including the development of one or more hotels near by or contiguous to the Graceland property in Memphis Tennessee.
In addition to its interest in the Park Central Properties and its plans with respect to a Graceland-based hotel, FXLR directly and through subsidiaries, holds 836,588 shares of common stock, par value $0.0001 per share (“Riv Shares”), in Riviera Holdings Corporation [AMEX:RIV], a company that owns and operates the Riviera Hotel & Casino in Las Vegas, Nevada (“Riviera”), as well as a 50% economic interest in an option to acquire an additional 1,147,550 Riv Shares at a price of $23 per share. On May 16, 2007, Riviera Acquisitions Holdings, a 57% owned subsidiary of FXLR, made an offer to acquire the remaining outstanding shares of Riviera at a price of $34 per share. The closing price of Riv Shares on the American Stock Exchange on June 15, 2007 was $37.16 per share.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

2.1	Amendment No. 1 dated as of June 18, 2007 to Membership Interest Purchase Agreement, dated as of June 1, 2007, by and among FX Luxury Realty, LLC, CKX, Inc., and Flag Luxury Properties, LLC.
2.2	Amendment No. 1 dated as of June 18, 2007 to Repurchase Agreement, dated as of June 1, 2007, by and among FX Luxury Realty, LLC, CKX, Inc., Flag Luxury Properties, LLC, Robert F.X. Sillerman, Brett Torino and Paul C. Kanavos
99.1	Press Release dated June 19, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, INC.
By:	/s/ Howard J. Tytel
Name:	Howard J. Tytel
Title:	Senior Executive Vice President

DATE: June 19, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Amendment No. 1 dated as of June 18, 2007 to Membership Interest Purchase Agreement, dated as of June 1 , 2007, by and among FX Luxury Realty, LLC, CKX, Inc., and Flag Luxury Properties, LLC.
2.2	Amendment No. 1 dated as of June 18, 2007 to Repurchase Agreement, dated as of June 1, 2007, by and among FX Luxury Realty, LLC, CKX, Inc., Flag Luxury Properties, LLC, Robert F.X. Sillerman, Brett Torino and Paul C. Kanavos
99.1	Press Release dated June 19, 2007.